                                                                      EXHIBIT 24

                               POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint ELBERT L. THOMAS, JR, JAMES F. KEEN, CLYDE A. BILLINGS, JR., and TERESA A. FEHRMAN, jointly and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and sign the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933, by First Tennessee National Corporation ("Corporation") together with one or more statutory business trusts to be formed under the Delaware Business Trust Act (the "Trusts"), relating to up to $300 million aggregate initial offering price of
(i) the Corporation's junior subordinated deferrable interest debentures, (ii) preferred securities of the trusts, and (iii) guarantees by the Corporation of the preferred securities issued by the Trusts and, further, to execute and sign any and all pre-effective and post-effective amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of the, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                SIGNATURE                               TITLE                     DATE
                ---------                               -----                     -----
                RALPH HORN                  Chairman of the Board,          December 5, 1996
------------------------------------------  President and Chief Executive
                Ralph Horn                  Officer and a Director
                                            (principal executive officer)

          ELBERT L. THOMAS,  JR.            Executive Vice President and    December 5, 1996
------------------------------------------  Chief Financial Officer
          Elbert L. Thomas, Jr.             (principal financial officer)

               JAMES F. KEEN                Senior Vice President and       December 5, 1996
------------------------------------------  Controller (principal
              James F. Keen                 accounting officer)

                                            Director                        December  , 1996
------------------------------------------
           Robert C. Blattberg

             CARLOS H. CANTU                 Director                        December 5, 1996
------------------------------------------
             Carlos H. Cantu

             GEORGE E. CATES                Director                        December 5, 1996
------------------------------------------
             George E. Cates

                                            Director                        December  , 1996
------------------------------------------
           James A. Haslam, III

               R. BRAD MARTIN               Director                        December 5, 1996
------------------------------------------
              R. Brad Martin

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
                SIGNATURE                    TITLE                DATE
                ---------                    -----                ----
            JOSEPH ORGILL, III              Director         December 5, 1996
------------------------------------------
            Joseph Orgill, III

              VICKI G. ROMAN                Director         December 5, 1996
------------------------------------------
              Vicki G. Roman

             MICHAEL D. ROSE                Director         December 5, 1996
------------------------------------------
             Michael D. Rose

            WILLIAM B. SANSOM               Director         December 5, 1996
------------------------------------------
            William B. Sansom

          GORDON P. STREET, JR.             Director         December 5, 1996
------------------------------------------
          Gordon P. Street, Jr.